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                                                                    EXHIBIT 4.10



THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND IS OFFERED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT; ACCORDINGLY, NEITHER THIS WARRANT NOR ANY INTEREST THEREIN MAY BE OFFERED OR SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO U. S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND COMPLIANCE OTHERWISE BY THE HOLDER HEREOF WITH THE PROVISIONS OF THIS WARRANT.


                                    WARRANT

                          to Purchase Common Stock of

                            STRIKER INDUSTRIES, INC.

                            Expiring April 30, 2000



         THIS IS TO CERTIFY THAT, for value received, ONTARIO DEVELOPMENT CORPORATION (the "Holder") is entitled to purchase from STRIKER INDUSTRIES, INC., a Delaware corporation (the "Corporation"), at any time and from time to time after the date hereof to and including the expiration date of April 30, 2000 at the place where the Warrant Office designated pursuant to Section 3.1 is located, at a cash purchase price or consideration per share of U.S. $5.75 (adjusted, if applicable, pursuant to the terms of this Warrant, the "Exercise Price") up to 150,000 shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (the "Common Stock"), $0.20 par value per share, of the Corporation, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter set forth. Transfer and exercise of this Warrant are subject to compliance with the provisions of Sections 2.1 and 3.3 of this Warrant.





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                                   ARTICLE I.

                                 Terms Defined

        As used in this Warrant, unless the context otherwise requires, the following terms have the respective meanings set forth below or in the Section indicated:

        Board of Directors -- the Board of Directors of the Corporation.

        Common Stock -- the Corporation's authorized Common Stock, par value $0.20 per share.

        Corporation -- Striker Industries, Inc., a Delaware corporation

        Holder -- the entity designated in the first paragraph of this Warrant as the initial holder hereof and any person, firm corporation or other entity who or which becomes a permitted assignee or transferee hereof under the term and conditions of this Warrant prior to its termination.

        Outstanding -- when used with reference to Common Stock at any date, all issued shares of Common Stock at such date, except shares then held in the treasury of the Corporation.

        Person -- any individual, corporation, association or other entity or individual.

        Act -- the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

        Warrant -- this Warrant and any Warrant delivered in accordance with
Section 3.3 or 6.11.

        Warrant Office -- the office of the Corporation specified in
Section 3.1.

        Warrant Shares -- the shares of Common Stock purchased or purchasable by the Holder of this Warrant upon exercise thereof under the terms and conditions of this Warrant.


                                   ARTICLE II

                              Exercise of Warrant


        2.1 Conditions to and Method of Exercise. This Warrant may only be exercised (i) upon compliance with or satisfaction of the conditions set forth in Section 3.3, and (ii) in whole or in part (but not as to a fractional share of Common Stock) at any one or more time or times prior to the expiration date. To exercise this Warrant following compliance with or satisfaction of the conditions set forth in Section 3.3, the Holder shall deliver to the Corporation at the Warrant Office designated in Section 3.1(a) a written notice in the form of the Exercise Notice attached as Exhibit A hereto, stating therein





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the election of the Holder to exercise this Warrant in the manner provided in this Section 2.1 and in the Exercise Notice, (b) payment in full of the Exercise Price of the Warrant Shares the Holder then elects to purchase hereunder, as set forth in the first paragraph of this Warrant immediately preceding ARTICLE I hereof (in the manner hereinafter described in this Section 2.1), and (c) this Warrant. This Warrant shall be deemed to be exercised on the date of receipt by the Corporation of the Exercise Notice, accompanied by payment for the Warrant Shares the Holder then elects to purchase hereunder and surrender of thus Warrant as aforesaid, and such date is herein referred to as the "Exercise Date". Upon such exercise (subject as aforesaid), the Corporation shall issue and deliver to the Holder a certificate for the full number of the Warrant Shares then being purchased by the Holder hereunder, against the receipt by the Corporation of the total Exercise Price payable hereunder for such Warrant Shares, in U.S. dollars in cash, and, unless the Warrant shall have expired, a new Warrant representing the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised. Upon exercise of this Warrant under circumstances, and in the manner, complying with the requirements of this Section 2.1, the Holder shall be deemed to have become a holder of record of the shares of Common Stock with respect to which this Warrant is then exercised on the Exercise Date.

         2.2. Fractional Shares. Instead of any fractional shares of Common Stock which would otherwise be issuable upon exercise of this Warrant, no shares will be issued for less than one a share and the Corporation shall issue a certificate for the next larger number of whole shares of Common Stock for any fraction of a share which is one-half or greater.

                                ARTICLE III.

                          Warrant Office; Transfer

         3.1. Warrant Office. The Corporation shall maintain an office for certain purposes specified herein (the Warrant Office), which office shall initially be the Corporation's office at One Riverway, Suite 2450, Houston, Texas 77056 and may subsequently be such other office of the Corporation or of my transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the Holder. The Corporation shall maintain at the Warrant Office a register for the Warrant, in which the Corporation shall record the name and address of the person or entity in whose name this Warrant has been issued, as well as the name and address of each permitted assignee of the rights of the registered owner hereof under the provisions of this Warrant.

         3.2. Ownership of Warrant. The Corporation may deem and treat the Person in whose name this warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Corporation) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of a transfer permitted under the provisions hereof.

         3.3     Additional Restrictions on Exercise and Transfer.





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        (a)      Restrictions in General. Notwithstanding any provisions
contained in this Warrant to the contrary, this Warrant shall not be transferred or exercised and the Warrant Shares shall not be transferable except in compliance with the provisions of this Section 3.3, which provisions are intended, among other things, to insure compliance with the provisions of the Act in respect of the transfer or exercise of this Warrant or transfer of the Warrant Shares after exercise. Prior to the expiration date hereof, this Warrant, including all rights to acquire the Warrant Shares represented by, and upon exercise of, this Warrant, may be transferred and assigned in whole, but not in part, by the Holder hereof, but only upon compliance with the provisions of Section 3.3(b) hereof. Further, the Holder may not (i) exercise this Warrant prior to delivery to the Corporation of the opinion of counsel referred to in, and to the effect described in, clause (1) of Section 3.3(b), unless or until registration of the Warrant Shares under the Act has become effective, or (ii) transfer the Warrant Shares after exercise prior to delivery to the Corporation of the opinion of counsel referred to in, and to the effect described in, clause (1) of Section 3.3(b) hereof, unless or until registration of the Warrant Shares under the Act has become effective.

         (b) Statement of Intention to Transfer or Exercise, Opinion of Counsel. The Holder of this Warrant, by his or its acceptance hereof, agrees that prior to (i) any proposed transfer and assignment of this Warrant, or (ii) any exercise of the Warrant or transfer of the Warrant Shares after exercise of this Warrant, the Holder will deliver to the Corporation a statement setting forth either the Holder's intention with respect to a proposed assignment of the Warrant or his or its intention with respect to the retention or disposition of the Warrant Shares or the intention of the Holder's prospective transferee with respect to his or its retention or disposition of the Warrant Shares (whichever is involved), accompanied in any such case with a signed copy of the opinion of Holder's counsel, or such other counsel as shall be acceptable to the Corporation as to the necessity or non-necessity for registration under the Act in connection with any such assignment, exercise or transfer. The following provisions shall then apply:

   (1) If, in the opinion of Holder's counsel, concurred in by counsel to the Corporation the proposed transfer and assignment of the Warrant, or the proposed exercise of this Warrant or the proposed transfer of the Warrant Shares may be effected without registration under the Act of this Warrant or the Warrant Shares, as the case may be, then the Holder of this Warrant shall be entitled to transfer and assign this Warrant or to exercise this Warrant or to transfer the Warrant Shares in accordance with the statement of intention delivered by the Holder to the Corporation.


   (2) If, in the opinion of Holder's counsel concurred in by counsel to the Corporation, either the proposed transfer and assignment of this Warrant, or the exercise of this Warrant or the proposed transfer of the Warrant Shares may not be effected without registration under the Act of this Warrant or the Warrant Shares, as the case may be, or in the event that counsel to the Corporation does not concur with the opinion of Holder's counsel with respect to any such transaction, the Holder of this Warrant shall not be entitled to transfer and assign this Warrant or to transfer the Warrant Shares, as the case may be until such registration is effected.






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   (3)   If an effective registration statement filed under the Act is not in effect with respect to any proposed transfer and assignment of this Warrant or with respect to an exercise of this Warrant or a transfer of the Warrant Shares, as the case may be, the Holder will deliver to the Corporation at the time of consummation of any such transaction permitted under the provisions of Section 3.3(b)(1) a written statement from the Holder or the proposed transferee, as the case may be, to the effect that (i) the Warrant or the Warrant Shares, as applicable, are being acquired by the Holder or such transferee for its or his own account for investment purposes and not with a view to or for sale or distribution, (ii) the Holder or the transferee consents to the placing of a legend on the Warrant or the Warrant Shares starting in substance that the Warrant or the Warrant Shares have not been registered under the Act and may not be sold, offered for sale, encumbered or otherwise transferred except in compliance with the Act and applicable rules and regulations of the Commission promulgated thereunder, (iii) the Corporation is authorized to place a "stop transfer order" in the register maintained by it at the Warrant Office with respect to the Warrant or with its transfer agent with respect to the Warrant Shares, as applicable, and (iv) the Holder or the transferee agrees to indemnify the Corporation against all liability, cost or expense arising out of or resulting from any offer, sale, contribution or other disposition of the Warrant or the Warrant Shares by the Holder or the proposed transferee in violation of the Act.

         (c) Method of Transfer of Warrant. To transfer and assign this Warrant following compliance with or satisfaction of the aforesaid conditions set forth in this Section 3.3., the Holder shall deliver to the Corporation at the Warrant Office designated in Section 3.1 (a) the Assignment Form attached as Exhibit B hereto duly executed by the Holder, with its or his signature guaranteed as provided therein, and (b) this Warrant for cancellation and reissuance to the Holder or the transferee, as applicable.

         3.4. Expenses of Delivery of the Warrant. The Corporation shall pay all expenses and other charges payable in connection with the preparation, issuance and delivery hereunder of this Warrant, any Warrant issued upon a permitted transfer and assignment of this Warrant or a partial exercise hereof and/or issuance and delivery of the underlying Warrant Shares.

                                  ARTICLE IV.

                         Capital Changes; Anti-Dilution

         4.1 Unrestricted Authority of Corporation. The existence of this Warrant shall not affect in any way the right or power of the Corporation, its Board of Directors and/or shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any additional issuance of shares of the Corporation's Common Stock or any issuance of bonds, debentures, preferred or piror preference stock ahead of or affecting the Common Stock of the Corporation of the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or




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otherwise, and no adjustment hereunder of the Warrant Shares or the Exercise
Price shall be made with respect to any of the foregoing, save and except as provided in Sections 4.2 and 4.3 hereof.

         4.2. Stock Splits, Stock Dividends, Etc. In the event of any stock split, stock dividend, combination or shares or other capital reorganization or reclassification of capital stock of the Corporation which materially affects the value of the Warrant Shares, appropriate adjustment in the number of Warrant Shares then subject to this Warrant or the Exercise Price specified herein or both, shall be made by the Board of Directors of the Corporation to the extent that the Board of Directors may deem equitable, and by acceptance of this Warrant, the Holder hereby agrees that the determination of the Board of Directors of the Corporation with respect to any such adjustment shall be conclusive and binding; provided, however, that a stock dividend in an amount equal to 5% or less shall not be deemed to materially affect the value of the Warrant Shares subject to this Warrant.

         4.3. Merger, Consolidation or Sale of Assets. If the Corporation proposes to sell substantially all of its assets to, or merger into or consolidate with, any other Person, the Corporation shall give notice to the Holder as set forth below permitting the Holder to exercise this Warrant in full upon compliance with, and in the manner provided in, Section 2.1 hereof. If the Corporation is to be liquidated, or if in connection with a sale of assets or a merger or consolidation the Corporation is to give the Holder notice entitling it to exercise this Warrant in full, the Corporation shall cause at least 15 days' prior written notice of any such event to be mailed to the Holder stating therein the date on which any such sale of assets, merger, consolidation or liquidation shall take place or the record date (which shall be not less than 10 days after the date of mailing of the Corporation's notice) set for the determination of the holders of capital stock of the Corporation entitled to participate with respect thereto, and thereafter for a period of 15 days after such notice shall have been mailed to the Holder, the Holder shall have the right to exercise this Warrant in full with respect to all of the Warrant Shares purchasable by it hereunder upon compliance with, and in the manner provided in, Section 2.1 of this Warrant. To the extent this Warrant remains unexercised after expiration of such 15-day period of time, this Warrant shall expire and be void and of no further force or effect.

         4.4. Options and Convertible Securities. Prior to the time of exercise of this Warrant, no adjustment hereunder of the Warrant Shares or the Exercise Price shall be made with respect to shares of Common Stock of the Corporation issuable under (i) options, warrants or other rights to purchase or acquire Common Stock, including shares under incentive, restricted or qualified stock option plans of the Corporation, (ii) securities, including Preferred Stock of the Corporation, by their terms convertible into or exchangeable for Common Stock, or (iii) options, warrants or rights to purchase such convertible or exchangeable securities.

                                   ARTICLE V.

                   "Piggyback" Registration; Indemnification

         5.1 "Piggyback" Registration Rights. If at any time or times the Corporation proposes to register any of its securities under the Act, the Corporation at such time agrees to give prompt notice of its intent to register to the Holder, if the Holder is then the registered holder of the Warrant or the





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Warrant Shares, and/or to a permitted transferee(s) of Warrant Shares (a
"Permitted Transferee(s)" for purposes of this ARTICLE V) received in compliance herewith from a Holder. If the Warrant has not previously been exercised, or if exercised and the Holder and/or any Permitted Transferee(s) wishes to have all or any part of the Warrant Shares then owed of record by it or him included in any such registration, the Holder shall, if the Warrant has not been exercised previously, within 15 business days after receipt of such notice, exercise this Warrant in accordance with the provisions of Section 2.1, and the Holder and/or a Permitted Transferee(s) shall make written request of the Corporation within such 15 business day period of time to include all or some designated part of the Warrant Shares in such registration under the terms and conditions hereinafter set forth in this Section 5.1. The Corporation agrees that it will then use its best efforts to include in such registration the number of the Warrant Shares so requested by the Holder and/or a Permitted Transferee(s), provided that the Holder and/or a Permitted Transferee(s) shall agree, within such 15-day time period to (i) sell and distribute such Warrant Shares in the method adopted by and through underwriters acting for the Corporation, (ii) bear a prorata share of underwriters' commissions and other expenses which by law may be required to be paid by a selling shareholder, and
(iii) accept with the Corporation a prorata reduction in the number of Warrant Shares to be sold to the extent that the Corporation's underwriters are unwilling to purchase for sale and distribution, or sell for the account of the Corporation and its selling shareholders a total number of shares which the Corporation and the selling shareholders, including the Holder and/or a Permitted Transferee(s), desire to sell. If the Holder and/or a Permitted Transferee(s) becomes entitled to piggyback registration rights hereunder and desires to have Warrant Shares included in such registration, the Holder and/or a Permitted Transferee(s) shall promptly provide to the Corporation such information with respect to its or his Warrant Shares to be so registered as is required for such registration statement

         5.2 indemnification. In the event of any registration of Warrant Shares under the Act pursuant to this ARTICLE V, the Corporation will indemnify and hold harmless the Holder and any Permitted Transferee(s) and each other person, if any, which or who control (within the meaning of the Act) the Holder and/or a Permitted Transferee(s) against any losses, claims, damages, or liabilities, joint or several, to which the Holder, any Permitted Transferee(s) or any such controlling person may become subject under the Act or otherwise, to the extent that such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Holder, any Permitted Transferee(s) and each such controlling person for any legal or other expenses reasonably incurred by the Holder, any Permitted Transferee(s) or such controlling person in connection with investigating or defending any loss, claim, damage, liability or proceeding, except insofar as any such losses, claims, damages, liabilities or expenses result from an untrue statement or omission contained in information furnished in writing to the Corporation by the Holder and/or any Permitted Transferee(s), as a selling shareholder, expressly for use therein. In connection with any registration statement in which the Holder and/or a Permitted Transferee(s) is participating in accordance with the provisions of this ARTICLE V, the Holder and any Permitted Transferee(s) will furnish to the Corporation in writing such information as





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shall reasonably be requested by the Corporation for use in any such registration statement or prospectus, and the Holder and any such Permitted Transferee(s) hereby agrees to indemnify the Corporation, its directors and officers and each person, if any, who or which controls the Corporation within the meaning of the Act, against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in information so furnished in writing by the Holder and/or any Permitted Transferee(s) as a selling shareholder expressly for use therein.

         5.3 Acknowledgment of Rights. The Corporation will, at the time of the exercise of this Warrant in accordance with the terms hereof, upon the request of the Holder and/or any Permitted Transferee(s), acknowledge in writing its continuing obligation to afford to the Holder and to the Permitted Transferee(s) the piggyback registration rights with respect to the Warrant Shares to which the Holder and the Permitted Transferee(s) shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the Holder and/or a Permitted Transferee(s) shall fail to make any such request, such failure shall not affect the continuing obligation of the Corporation to afford such rights to the Holder and to the Permitted Transferee(s).

                                  ARTICLE VI.

                                 Miscellaneous

         6.1.    Costs.   The Corporation shall pay all documentary, stamp,
transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Corporation upon exercise of this Warrant.

         6.2. Reservation of Shares, Boston Stock Exchange and NASDAQ SmallCap Market Listings. The Corporation shall reserve at all times so long as this Warrant remains outstanding, out of it authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, sufficient shares of Common Stock to provide for the exercise hereof. The Corporation shall also promptly notify the Boston Stock Exchange and NASDAQ of the issuance of this Warrant and shall cause the shares of Common Stock underlying this Warrant to be listed on the Boston Stock Exchange and the NASDAQ SmallCap Market for subsequent issuance by the Corporation upon official notice of issuance.

         6.3 Valid Issuance. All of Common Stock which may be issued upon an exercise of this Warrant will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result (including, without limitation, any action which would cause the Exercise Price to be less than the par value of the Common Stock).





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         6.4.    Investment Representations. By acceptance of this Warrant, the
Holder represents, warrants and confirms to the Corporation that this Warrant is being issued to the Holder without any form of general solicitation or advertising of any kind by the Corporation or any of its agents or representatives and the terms and provisions hereof have been arrived at through direct communication between the Corporation and the Holder. Further, the Holder has been advised as to the business and affairs of the Corporation, and at a reasonable time prior to the date hereof, the Holder has been given the opportunity to ask questions and receive answers concerning the Corporation and to obtain additional information with respect to the business and affairs of the Corporation in the possession of the Corporation, necessary to verify the accuracy of the information furnished to it by the Corporation and that, accordingly, the Holder has evaluated the risks of an investment in the Warrant and has made an informed investment decision with respect thereto. By such acceptance, the Holder further confirms, represents and warrants that (i) the Warrant, in view of the economic risks associated therewith and the size and amount of shares of the Corporation's Common Stock underlying the Warrant, is an appropriate and suitable investment for the Holder and the financial condition of the Holder is such that it is capable of bearing the economic risks of such investment, and (ii) the Holder is acquiring the Warrant, and will acquire the shares of Common Stock of the Corporation underlying the Warrant upon the exercise thereof, for the Holder's own account for investment and not with a view to any public sale on distribution thereof, except as permitted under the Act and the rules and regulations promulgated thereunder.

         6.5. Entire Agreement. This Warrant contains the entire agreement between the Holder and the Corporation with respect to the shares of Common Stock of the Corporation which may be purchased upon exercise hereof and all transactions relating thereto and supersedes all prior arrangements or understandings with respect thereto.

         6.6. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, U.S.A.

         6.7. Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the Holder and the Corporation, except that any waiver of any term or condition of, or any amendment or supplement to, this Warrant must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way effect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

         6.8. Illegality. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.





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         6.9.    Copy of Warrant. A copy of this Warrant shall be filed among the records of the Corporation.

         6.10. Notice. Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered at, or sent by certified or registered mail to, the Holder at the last address shown on the books of the Corporation maintained at the Warrant Office for the registration of this Warrant or at any more recent address of which the Holder shall have notified the Corporation in writing. Any notice or other document required or permitted to be given or delivered to the Corporation shall be delivered at, or sent by certified or registered mail to, the Corporation at the Warrant Office provided for in Section 3.1 hereof or such other address in the United States as shall have been furnished by the Corporation to the Holder in writing.

         6.11. Limitation of Liability; Not a Stockholder. No provision of this Warrant shall be construed as conferring upon the Holder the right to vote, consent, receive dividends or receive notice (other than as herein expressly provided) in respect of meetings of shareholders for the election of directors of the Corporation or in respect of any other matter involving or pertaining to shareholders of the Corporation. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder shall give rise to any inability of the Holder for the Exercise Price of the Warrant Shares or as a Shareholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

         6.12. Exchange, Loss, Destruction, Etc. of Warrant. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably be satisfactory to the Corporation, or in the event of such mutilation, upon surrender and cancellation of this Warrant, the Corporation shall make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 6.11 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Corporation. This Warrant shall promptly be cancelled by the Corporation upon the surrender hereof in connection with any exchange or replacement. The Corporation shall pay all expenses and charges payable in connection with the preparation, execution and delivery of a Warrant pursuant to this Section 6.11.

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed in its name.

Dated: September 8, 1995.

                                        STRIKER INDUSTRIES, INC.


                                        By /s/ MATTHEW D. POND
                                          -----------------------------------
                                          Matthew D. Pond,
                                          Chief Financial Officer





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                                EXERCISE NOTICE

         The undersigned, the Holder identified in that certain Warrant to purchase Common Stock of Striker Industries, Inc. dated ________ __, 1995, being entitled to exercise the Warrant under the provisions of Section 2.1 thereof, hereby elects to exercise the Warrant with respect to __________ Warrant Shares subject thereto and to purchase such number of the Warrant Shares to which the undersigned is entitled upon the exercise of the Warrant, and herewith tenders payment in full of the Exercise Price payable therefor under the provisions of Section 2.1 of the Warrant, and tenders the Warrant to the Corporation for cancellation upon the issuance of the Warrant Shares purchasable thereunder, and, unless the Warrant shall have expired, a new Warrant for the number of Warrant Shares, if any, with respect to which the Warrant is not exercised hereby.

         Dated:__________, 19__


                                        -------------------------------------
                                        (Name of Warrant Holder)


                                        By
                                          -----------------------------------
                                                  Authorized Signatory

                                        Address:

                                        -------------------------------------

                                        -------------------------------------





                                   EXHIBIT A

                                   ASSIGNMENT

                          To Be Executed by the Holder
                           in Order to Assign Warrant

THE WARRANT REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER FEDERAL OR STATE SECURITlES LAWS AND TRANSFER THEREOF HAS BEEN RESTRICTED. ANY TRANSFER OR PURPORTED TRANSFER DESCRIBED IN THIS FORM OF ASSIGNMENT SHALL NOT BE EFFECTIVE UNTIL AND UNLESS THE PROPOSED TRANSFEREE COMPLIES WITH THE RESTRICTIONS ON TRANSFER DESCRIBED IN THE WARRANT.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Name:
                     -----------------------------------------------------------
                             (please print or type)

Address:
                     -----------------------------------------------------------

                     -----------------------------------------------------------

Social Security or
Taxpayer ID. No.
                     -----------------------------------------------------------

the undersigned's right to purchase the full number of shares of Common Stock represented by this Warrant, and hereby irrevocably constitutes and appoints _______________ attorney to transfer the same on the books of the Corporation with full power of substitution in the premises.

Dated:
      ---------------                   -----------------------------------
                                        Holder


                                        Signature Guaranteed



                                        -----------------------------------


THE HOLDER'S SIGNATURE ON THIS ASSIGNMENT FORM MUST CORRESPOND TO THE NAME OF HOLDER AS WRITTEN ON THE FACE OF THIS WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF A NATIONAL STOCK EXCHANGE.


                                    EXHIBIT B